ESCROW AGREEMENT

         AGREEMENT made as of this 24th day of October, 1997 by and among KRANTOR CORPORATION, a corporation having its principal offices at 120 East Industry Court, Deer Park, New York 11579 (the "Issuer" or the "Company"), BAYTREE ASSOCIATES, INC., a New York corporation having its principal offices at 40 Wall Street, New York, New York 10005 ("Baytree" or "Placement Agent") and THE GLOBE TRUST COMPANY LIMITED, a Bermuda trust company having its principal offices at The Corner House, 20 Parliament Street Hamilton, Bermuda (the "Escrow Agent").

                                   WITNESSETH

         WHEREAS, the Issuer proposes to offer the sale to certain selected persons (the "Offering") certain Debentures convertible into Common Stock of the Issuer, $0.01 par value per share (the "Shares") and certain warrants (the "Investor Warrants"), and proposes to issue to the Placement Agent certain warrants as part of a fee for its efforts with regard to the offering (the "Placement Agent Warrants").

         WHEREAS, The Company has agreed to seek registration with the Securities and exchange Commission and up to five states requested by the Holder of sufficient common stock of the Company as will include the underlying Common Stock Common Stock into which the Debentures are convertible and the Investor Warrants and Placement Agent Warrants exercisable, and in furtherance of such registration the Company has agreed to establish The Globe Trust Company Limited (the "Escrow Account") which shall be administered by the Escrow Agent (the "Escrow Agent") appointed by the Company and the Placement Agent, into which Escrow Account the Company shall deliver shares (the "Escrow Stock"), which will have previous thereto been issued to the Holders of the Debentures, Investor Warrants and Placement Agent Warrants, in the amount of 1,000,000 shares (which will likely be in excess of the amount of such stock into which the Debentures and Investor Warrants shall be convertible/exercisable) which shall be delivered into the Escrow Account prior to the Company receiving funds from the Offering, and although the Company shall register all of such stock that which is not necessary to transfer to the Holders for exercise/conversion of all Securities may be redeemed by the Company as further agreed to and specified in the Subscription Agreement and should $1,000,000 shares be an insufficient amount of shares into which the Debentures and Investor/Placement Agent warrants are convertible/exercisable, the Company shall immediately deliver such remainder of shares as is needed to cure the deficiency into the Escrow Account which shares shall be registered in the same form and manner as the Shares originally placed in the Escrow Account; and the Escrow Agent is willing to establish such escrow account on the terms and subject to the conditions hereinafter set forth.


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
         WHEREAS, the Company wishes to establish the Escrow Account in which to deliver the Escrow Stock being advised to establish such escrow account and have such administered in accord with this Agreement, to allow the Company to effectuate registration of the Escrow Stock for delivery to the Holders of the Securities, which Escrow Account would be terminated and the Escrow Stock delivered to the Holders and/or redeemed by the Company in accord with rights established in the Defining Documents, at the time all the Securities have been eliminated through conversion/exercise and/or termination in accord with the terms and conditions therein; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agrees as follows:

1.  ESTABLISHMENT OF THE ESCROW ACCOUNT.

    1.1 The parties hereto shall establish an Escrow Account at the offices of the Escrow Agent, and bearing the designation set forth in Section 2.2 below (the "Escrow Account")

    1.2 The Period of the Escrow Account which shall be deemed to commence on October 24, 1997 (the "Commencement Date"), and shall continue until fully disbursed pursuant to Section 3 herein.

2.  TERM OF ESCROW DEPOSIT AND DELIVERY OF ESCROW STOCK.

    2.1 All Escrow Stock once issued by the Company shall be deposited into the Escrow Account to be held by Escrow Agent in accord with the terms and conditions of this Agreement. Upon written notice (the "Notice") from the Company to the Escrow Agent that the record owner of such stock has opted to exercise his rights under the terms of the Securities to convert and/or exercise under the terms of the applicable Securities, and specifying in such Notice the amount of the portion of the Escrow Stock to be delivered to the Investor in exchange on the conversion/exercise, the Escrow Agent shall follow such instructions as are given by the Company in the Notice and
    deliver  the  said   portion  of  the  Escrow  Stock  in  accord  with  such
    instructions

    2.2 The account particulars required to effect the transfer to the Escrow Account are:


    Correspondent Bank:

    FED ABA:
    CHIPS ABA:
    S.W.I.F.T. Code:

    Beneficiary Bank:

    SWIFT Code:

    Beneficiary A/C Name:
    Beneficiary A/C Number:

    2.3 The investor, Baytree and the Company acknowledges that the above account is with the Bank of Bermuda Limited, an established custodial bank which is not FDIC insured.

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
3.  DISBURSEMENT FROM THE ESCROW ACCOUNT.

    3.1 Upon conversion and exercise of all of the Debentures and Investor/Placement Agent Warrants and upon disbursement of all the Escrow Stock pursuant to the terms of this Agreement, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability under this Agreement. It is expressly agreed and understood that in no event, shall the aggregate amount of Shares disbursed exceed the amount received by the Escrow Agent nor shall the Escrow Agent have any liability should the Shares be an insufficient amount of Shares into which the Debentures and Investor/Placement Agent Warrants are convertible/exercisable.

4.  VOTING OF THE ESCROW STOCK PENDING DELIVERY TO INVESTORS.

    4.1 As to any and all of the Escrow Stock, while it is on deposit with the Escrow Agent in the Escrow Account, and prior to any Notice from the Company for its delivery to the Investor, voting rights regarding such stock shall be exercised by the Escrow Agent or Escrow Agent may abstain from voting such stock, as directed by the Placement Agent (or in the absence thereof as the Escrow Agent in his discretion may determine) and investor by his signature provide on this Agreement acknowledges and agrees to allow Escrow Agent to bote or abstain from voting the stock, acknowledging that such rights would otherwise be rights exercisable by the investor who stands as the record owner of such stock. The Escrow Agent may vote the said stock on any matters which may come before the shareholders of the Company at any shareholders' meeting and will exercise their best judgment from time to time to select suitable directors to the end that the affairs of the corporation shall be properly managed.

    4.2 The Escrow Agent may vote on all stock in person or by such person or persons as they shall select as their proxy.

    4.3 No Escrow Agent shall be liable for any error of judgment or mistake of law, or other mistake, or for anything, save only his or her own wilful misconduct or gross negligence.

5.  Legends.

    A legend may be placed on the certificates representing the Escrow Stock and on the stock records of the Company notifying of the voting rights, and of other rights and restrictions as provided in this Agreement, for so long as the Escrow Stock to which such voting rights and/or other rights and restrictions apply remain in the Escrow Account.

6.  RIGHT OF HOLDER TO DIVIDEND, ETC.

    The owners of records of the Escrow Stock shall be and continue to be while said stock is being held in the Escrow Account entitled, until distribution of stock as provided for herein, to receive from time to time, payments equal to the dividends, if any, declared and distributed by the Company to the record owners of the stock being held in the Escrow Account, and all Escrow Stock shall be freely transferable by said record owners subject to the conditions and restrictions on such stock provided by this Agreement and the debentures and Investor/Placement Agent Warrants, where applicable, provided, however that the prior to any such transfer the stock shall be registered or an exemption from registration available to allow the transfer.

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
7.  RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW AGENT.

    It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

    7.1 The Escrow Agent shall not be required to keep records of any information with respect to transfers by the Issuer or Baytree except as to the amount of such transfer, however, the Escrow Agent shall notify the Issuer and Baytree within a reasonable time of any discrepancy between the amount set forth in any Notice of Conversion and the amount delivered to the Escrow Agent therewith. Such amount need not be transferred from the Escrow Account until such discrepancy has been resolved.

    7.2 The Escrow Agent shall be under no duty or responsibility to enforce collection of the Escrow Stock from the Company

    7.3 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness, of any notice, instructing, certificate, signature, instrument or other document which is given to the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence of identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. The Escrow Agent shall be entitled to assume that facsimile and photostatic copies upon which it relies conform in all respects with the originals thereof.

    7.4 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account which, in its sole determination, are in conflict either with other instruments received by it or with any provisions of this Agreement, then, in such event, it shall be entitled to hold the Fund, or a portion thereof in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgement of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its sole option, may deposit the Escrow Stock with the Clerk or Registrar of the court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the escrow Agent of the Escrow Stock with the Clerk or Registrar of any court, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability hereunder.

    7.5 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with the counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

8.  AMENDMENT REGISTRATION.

    This Agreement may be altered or amended only with written consent of the Issuer, Baytree an the escrow Agent. The Escrow Agent may resign for reasonable cause upon three (3) business days' written notice to the Issuer and Baytree. Should the Escrow Agent resign as herein provided, it shall not be required to accept any Escrow Stock, make any disbursement or otherwise dispose of the Escrow Stock, but its only duty shall be to hold the Escrow Stock for a period of not more than five (5) business days following the

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
    effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent, the Escrow Agent shall deliver over to the successor escrow agent the Escrow Stock, less any portion thereof previously delivered out in accordance with this Agreement, or (b) if the resigning Escrow Agent shall not have received written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent, the Escrow Agent shall deliver over to the successor escrow agent the Escrow Stock, less any portion thereof previously paid out in accordance with this Agreement; or (c) if the resigning Escrow Agent shall not have received written notice signed by the Issuer, Baytree and a successor escrow Agent, then the resigning Escrow Agent shall promptly refund the amount in the Escrow Account to each prospective purchaser, or the Company pursuant to written instructions received by Baytree and the Company and the resigning Escrow Agent shall notify the Issuer and Baytree in writing of its liquidation and distribution of the Escrow Account; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from any and all liability under this Agreement. Without limiting the provisions of Section 10 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Issuer shall be liable for any expenses incurred in connection with the Escrow Agent's resignation, the transfer of the fund to a successor escrow agent of the distribution of the Fund pursuant to this Section 8.

9.  FEES AND EXPENSES.

    The Escrow Agent shall be entitled to, and the Issuer shall pay to the escrow Agent, the Escrow Agent Fee of which shall be paid simultaneously with the delivery of Escrow Stock.

10.  INDEMNIFICATION AND CONTRIBUTION.

    10.1 The Issuer agrees to indemnify the Escrow Agent and its partners, associates, counsel, employees and agents (jointly and severally the "Indemnities") against any liability, cost, damage and expenses, including, without limitation, reasonable counsel fees, which the Indemnities may suffer or incur by reason of any action, claim or proceeding brought against Indemnities arising out of or relating in any way to this Agreement or any transaction to which this Agreement related, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnities.

    10.2 If the Indemnification provided for in the Section 10 is applicable, for any reason is held to be unavailable, the Issuer shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnities for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnities as a result of or in connection with, any amount paid in settlement, of any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Issuer.

    10.3 The provisions of this Section 10 shall survive any termination of this Agreement, whether by disbursement and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

11.  CUMULATIVE RIGHTS.

    The rights and remedies granted to the Escrow Agent in this Agreement are cumulative and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

12.  NO WAIVER

    The failure of any of the signatories hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any proceeding or succeeding breach of such provisions or any other provision.

13.  ENTIRE AGREEMENT

    This Agreement constitutes the entire agreement and understanding of the signatories hereto and no amendment modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

14.  GOVERNING LAW

    This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York without regard to the principals of conflicts of laws.

15.  BINDING EFFECT

    This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

16.  NOTICES

    Any notice or other communication under the provisions of this Agreement shall be in writing and shall be given by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with receipt acknowledged, or by a recognized overnight courier service, directed to the Issuer and Baytree at the addressed set forth above, and to the Escrow Agent at its address set forth above to the attention of or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective if shipped by mail, four (4) days after it is mailed.

17.  UNENFORCEABILITY: SEVERABILITY

    If any provisions of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.


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
18.  NO THIRD PARTY RIGHTS

    The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person shall have any right or claim against any party by reason of any of terms and provisions or be entitled to enforce any of those terms and provisions against and party.

19.  COUNTERPARTS

    This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THE GLOBE TRUST COMPANY LIMITED


---------------------------------
(ESCROW AGENT)

By:/s/
---------------------------------
KRANTOR CORPORATION

By:/s/
---------------------------------
BAYTREE ASSOCIATES, INC.

By:/s/
---------------------------------

                             INVESTOR SIGNATURE PAGE

The undersigned is a Subscriber, Investor and/or Holder of certain of the Escrow Stock being held by the Escrow Agent pursuant to the terms of this Escrow Agreement (as those terms are defined in the Subscription Agreement executed by me) and by my signature provided hereon I evidence may agreement with the terms of this Agreement and I realize specifically that, although I am the record owner of the Securities to which this Agreement relates and which are issued to me in furtherance of an in accord with the Subscription Agreement I executed, while those securities are within the possession of the Escrow Agent, I realize and have agreed that said Escrow Agent shall have the right to vote or abstain from voting those securities the same as I otherwise would have the right to do as the record owner thereof.




---------------------------------
                       (Investor)

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